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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Key Energy Group, Inc.

We consent to the inclusion in this current report of Key Energy Group, Inc. on Form 8-K/A (Amendment No. 1) of our report dated July 25, 1997, on our audits of the consolidated balance sheets of Coleman Oil & Gas, Inc. and Subsidiaries as of October 31, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended.



      /s/ Chandler & Company LLP

Farmington, New Mexico
December 13, 1997